UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

HOMELAND SECURITY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Fairfax Drive, Suite 1200
Arlington, VA 22203
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

(a)  On June 13, 2012, the Board of Directors (the “Board”) of Homeland Security Capital Corporation (the “Company”), after careful consideration, unanimously deemed advisable and approved (i) a proposed amendment to the Company’s certificate of incorporation, as currently in effect (the “Certificate of Incorporation”) by way of an Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), to effectuate a reverse stock split of the Company’s issued and outstanding common stock, $0.001 par value per share (the “Common Stock”) at a ratio of five hundred-for-one (the “Reverse Stock Split”); (ii) a proposed amendment to the Company’s Certificate of Incorporation by way of the Amended and Restated Certificate of Incorporation to decrease the Company’s authorized capital stock from 2,010,000,000 shares to 55,000,000 shares, and to reclassify such authorized capital from 2,000,000,000 shares of Common Stock to 50,000,000 shares and from 10,000,000 shares of preferred stock to 5,000,000 shares (the “Change in Authorized Capital Stock”); and (iii) a proposed amendment to the Company’s Certificate of Incorporation by way of the Amended and Restated Certificate of Incorporation to change the name of the Company from “Homeland Security Capital Corporation” to “Timios National Corporation” (the “Name Change”), and recommended that the Company’s stockholders approve the Reverse Stock Split, Change in Authorized Capital Stock and the Name Change (collectively, the “Proposals”).

The Company’s authorized capital stock consists of 2,000,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. Each share of Series H Convertible Preferred Stock, $0.01 par value per share (“Series H Preferred”) is convertible into 33,334 shares of Common Stock, and each share of Series F Convertible Preferred Stock, $0.01 par value per share (“Series F Preferred,” and with the Common Stock and Series H Preferred, the “Stockholders”) is convertible into one share of Common Stock.  The holders of Common Stock, and the Series H Preferred, on an as converted basis, are entitled to one vote for each share of Common Stock, on the approval of each of the Reverse Stock Split, the Change in Authorized Capital Stock and the Name Change, provided, however, that the vote of YA Global Investments, L.P., as a holder of Series H Preferred and Common Stock, may not exceed 9.99% of the Company’s Common Stock, on an as-converted basis, that is being voted. The holders of shares of Series H Preferred are entitled to one vote for each share of Series H Preferred on matters submitted to a vote of the Series H Preferred as a separate class.  The holders of shares of Series F Preferred are entitled to one vote for each share of Series F Preferred on matters submitted to a vote of the Series F Preferred as a separate class.

The holders of at least (i) a majority of the outstanding capital stock of the Company entitled to vote on the Reverse Stock Split, Change in Authorized Capital Stock and the Name Change, which was comprised of the Common Stock and the Series H Preferred, voting as a single class with the Common Stock on an as-converted basis, (ii) a majority of the outstanding Series F Preferred, voting as a single class, entitled to vote on the Change in Authorized Capital Stock, and (iii) 66% of Series H Preferred, voting as a separate class, entitled to vote on the Change in Authorized Capital Stock (collectively, the “Required Vote”), approved the Proposals by written consent, in lieu of a special meeting of the Stockholders, on June 15, 2012 (the “Record Date”) in accordance with the relevant sections of the Delaware General Corporation Law (the “DGCL”) and the Company’s Certificate of Incorporation and By-laws (together, the “Charter”).

On the Record Date, there were 51,588,591 shares of Common Stock outstanding (excluding treasury shares), 9,899 shares of Series H Preferred outstanding and 1,000,000 shares of Series F Preferred outstanding. On the Record Date, Stockholders holding (i) an aggregate of 40,107,721 shares of Common Stock, including the 9,899 shares of Series H Preferred, on an as-converted basis, or approximately 51% of the outstanding Common Stock and Series H Preferred, on an as-converted basis, in each case entitled to vote, executed and delivered a written consent that approved each of the Reverse Stock Split, the Change in Authorized Capital Stock and the Name Change; (ii) 9,899 shares of Series H Preferred, or 100% of the Series H Preferred, executed and delivered a written consent that approved the Change in Authorized Capital Stock; and (iii) 1,000,000 shares of Series F Preferred, or 100% of the Series F Preferred, executed and delivered a written consent that approved the Change in Authorized Capital Stock.

On June 27, 2012, the Company mailed its Definitive Information Statement to its Stockholders of record as of the Record Date to notify them about the approval of the Proposals by the Required Vote. As of July 17, 2012, or the 20th calendar day after the Definitive Information Statement was first mailed by the Company to the Stockholders, the Proposals became effective corporate actions of the Stockholders, such Proposals being subject to completion by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOMELAND SECURITY CAPTIAL CORPORATION

	By:	/s/ Michael T. Brigante
	Name:	Michael T. Brigante
	Title:	Chief Financial Officer

Date: July 18, 2012